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Exhibit 10.37

VALUECLICK EMPLOYMENT AGREEMENT
EARLE A. MALM II
DECEMBER 26, 2000

The following provisions describe the changes in employment between Earle Malm and ValueClick effective December 7, 2000. Jim Zarley and Earle Malm have discussed these changes. This document summarizes the agreements reached as a result of these discussions.

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  It is the company's desire to redefine Malm's role at ValueClick. Malm has agreed to resign as President and Chief Operating Officer and to accept a new role with ValueClick.

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  Malm's new role will include the following:

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  Be a resource to the line operating functions of ValueClick, providing sounding board guidance, a critical eye and presentation support as a senior representative of the company in meetings with major customers and suppliers.

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  Be a resource to the Executive Management Team in the process of strategy development, providing experience, industry knowledge and creativity to the process.

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  Be a resource to the CEO in business and corporate development opportunities. Malm will be responsible for building relationships, researching opportunities, developing business scenarios and facilitating the process of ValueClick developing equity and operational strategic alliances.

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  Be a resource to the CEO and ValueClick in identifying and developing the future Senior Management Team of ValueClick.

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  Malm will have access to all ValueClick operating functions and data so as to maintain his knowledge of day-to-day company performance.

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  Malm will have access to company resources including executive, operating, finance and corporate development as needed to fulfill the development of strategic alliances.

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  Malm will attend several major industry conferences and establish relationships with investment banking firms to monitor industry trends and competitive developments.

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  Malm will travel to the company's Westlake Village headquarters as required to fulfill these responsibilities and will be there at a minimum of 1-2 days every other week.

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  In this new position Malm will be named Vice Chairman of ValueClick and will continue as a member of the Board of Directors.

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  Malm is guaranteed compensation in this new position, including salary at the rate of $25,000 monthly, 401(k) and all other health and welfare benefits through December 31, 2001. Malm may be terminated for cause (i.e., gross negligence, willful misconduct or insubordination) without rights to any further benefits.

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  Malm's employment as Vice Chairman may be terminated by either party, for any reason or no reason, immediately upon (10) days written notice given to the other party. In the event Malm's employment is terminated for any reason other than resignation or cause (i.e. gross negligence, willful misconduct, insubordination): or, in the event Malm is terminated for any reason following a change in control, Malm shall be entitled to all compensation, stock option and health and welfare benefits that Malm would have been eligible for through December 31, 2001 employment. Accordingly, Malm and the Company acknowledge and agree that this agreement and any employments hereunder are to be considered AT-WILL EMPLOYMENT.

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  Malm will surrender rights to 500,000 stock options (strike price of $11.00), which were part of his prior employment agreement as the President and COO, dated February 14, 2000. Any value on the options which would have vested at the rate of 10,416.66 shares per full month of employment will be reimbursed to Malm either in stock value or cash value should the common market value exceed $11.00 at the time of Malm's termination of employment. Should Malm's termination of employment occur prior to December 31, 2001 and per the terms of this agreement, he shall immediately become eligible for the stock or cash value of the options which would have vested through December 31, 2001. This agreement will be in force until December 31, 2001 or until Malm's termination of employment from ValueClick, whichever comes first.

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  Malm will be reimbursed for reasonable expenses associated for an office location in Northern California.

  Accepted and Agreed by:

  Earle A. Malm III
  Vice Chairman, ValueClick

  James R. Zarley
  Chairman and CEO, ValueClick

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VALUECLICK EMPLOYMENT AGREEMENT EARLE A. MALM II DECEMBER 26, 2000